Exhibit 4.53

On March 11, 2022, the Registrant, through a subsidiary, entered into a separate Minority Vendor Agreement (this “Agreement”) in Chinese with each of the 153 minority shareholders of Ningbo Meishan Baoshui Area Deppon Investment Holding Company Limited (the “Target Company”; the minority shareholders of the Target Company collectively hereinafter referred to as the “Minority Vendors” and each a “Minority Vendor”). Except for the personal information of each Minority Vendors, the number and the corresponding considerations of the target shares, the main context of the Minority Vendor Agreement executed by each of them is consistent. Set forth below is an English summary of the template of this Agreement.

1.	Parties to the Minority Vendor Agreement

This Minority Vendor Agreement is made and entered into by and between a Minority Vendor and Suqian Jingdong Zhuofeng Enterprise Management Co., Ltd., a limited liability company incorporated under the laws of the PRC (the “Transferee” or the “Investor”) on March 11, 2022.

The parties to this Agreement are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

For the purpose of this Agreement,

(i)	“First Instalment” means the first instalment under the Founding Vendors Agreement;

(ii)	“First Instalment Conditions” means all the conditions precedent to the closing relevant to the First Instalment under the Founding Vendors Agreement;

(iii)	“Founder” means Cui Weixing, a natural person of Chinese nationality;

(iv)	“Founding Vendors” means Cui Weixing and Xue Xia;

(v)	“Founding Vendors Agreement” means a Founding Vendors Agreement in Chinese entered into by and among the Founding Vendors and the Investor on the date hereof.

2.

The Minority Vendor agrees to transfer ______ shares of the Target Company (the “Minority Vendor Target Shares”, and such transaction hereinafter referred to as the “Minority Vendor Transaction”) at the price of RMB _______ (the “Consideration”).

3.

The Minority Vendor has made customary representations and warranties and has confirmed that the representations and warranties true, accurate, not misleading and containing no omission of any material facts on the date of this Agreement and on the Closing Date (as defined below) of the Minority Vendor Transaction, and the Investor can rely on the representations and warranties the Minority Vendor made.

4.

The Minority Vendor Target Shares shall be deemed to have transferred to the Transferee on the Closing Date. Thereby, the Transferee shall, from the Closing Date, enjoy all the rights and interests as the shareholder of the Target Company and assume the corresponding obligations. For the avoidance of doubt, after the execution of this Agreement, the Minority Vendor shall not claim any payment or distribution in respect of the undistributed profits from the Target Company. The Minority Vendor confirms that it has no claim of any kind to the Target Company (or the subsidiaries the Target Company controls) and there is no dispute between the Minority Vendor and the Target Company (or the subsidiaries the Target Company controls). The Minority Vendor hereby consents to the Acquisition (as defined in the Founding Vendors Agreement) and waives its right of first refusal, veto right or other similar rights (if any), to any transfer of shares by any other shareholders of the Target Company to the Transferee.

5.

The Minority Vendor shall complete the relevant registrations and procedures relating to the Minority Vendor Transaction at Guangzhou Equity Exchange within 10 business days (or any later date required by the Transferee) after the Minority Vendor Transaction and the transactions contemplated by the Founding Vendors Agreement have been approved by the relevant PRC authorities in relation to antitrust review. The Transferee shall provide reasonable and necessary cooperation to the registrations and procedures in relation to the transfer of the Minority Vendor Target Shares.

6.

The Transferee shall pay the Consideration to the bank account designated by the Minority Vendor after deducting the Tax Payable the Transferee withheld for it in accordance with Section 9 hereof within 10 business days after the satisfaction, or waiver of all of the following conditions (the date on which the Transferee make fully payment of the Consideration in accordance with Section 6 hereof hereinafter referred to as the “Closing Date”):

(1)

on the Closing Date, this Agreement has been duly signed by the Minority Vendor and the Transferee and shall remain fully effective, and the representations and warranties made by the Minority Vendor remain true, accurate, not misleading, and containing no omission of any material facts. The Minority Vendor has fulfilled its respective obligations under this Agreement;

(2)	all the First Instalment Conditions set forth in the Founding Vendors Agreement have been satisfied;

(3)

the Minority Vendor has completed the relevant registrations and procedures relating to the transfers of the Minority Vendor Target Shares with Guangzhou Equity Exchange, such that the shareholders of the Target Company shall have transferred an aggregate of more than 51% equity interest in the Target Company and such transfers have been reflected in the register of shareholders of the Target Company;

(4)	the Minority Vendor (if a natural person) has provided his/her information on income tax in relation to the Minority Vendor Transaction to the Transferee.

7.

In the event of any dispute, controversy, contradiction or claim arising out of or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or in connection with this Agreement (the “Dispute”), the Parties concerned shall attempt in the first instance to resolve such Dispute through amicable negotiation. Should the negotiation fail, either Party shall have the right to submit such Dispute to Shanghai Arbitration Commission (the “Shanghai Arbitration Commission”) for arbitration in accordance with the arbitration rules in force at the time of applying for arbitration. The arbitration tribunal shall consist of 3 arbitrators appointed in accordance with arbitration rules. The claimant shall appoint 1 arbitrator, and the respondent shall appoint 1 arbitrator. The third arbitrator shall be appointed by the above two arbitrators through consultation or by Shanghai Arbitration Commission.The language of arbitration shall be Chinese. The arbitration shall take place in Shanghai. The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and enforcement of the arbitration award (including witness fees and reasonable attorney fees) shall be borne by the losing party, unless otherwise agreed in the arbitration award. When a dispute occurs and such dispute has been submitted to arbitration, the Parties shall continue to exercise and perform its remaining rights and obligations under this Agreement except for the matters in dispute.

8.

This Agreement constitutes the entire agreement between the Parties on the matters described in this Agreement and supersedes all prior oral or written discussions, understandings or agreements among the Parties with respect to such matters (if any). Without the prior written consent of the Transferee, the Minority Vendor shall never transfer any of its rights or obligations under this Agreement. The Transferee may transfer any of its rights or obligations under this Agreement to Suqian Jingdong Yueguan Enterprise Management Co., Ltd. or any of its affiliates as approved by the Founder upon giving a 10-business-day prior written notice to the Minority Vendor. The Minority Vendor shall cooperate with such transfer.

9.

Unless otherwise agreed herein, the Parties shall bear its own taxes incurred by the performance and completion of the transactions described in this Agreement. The Minority Vendor shall promptly pay any and all applicable income tax and other taxes payable on the Consideration as required by applicable laws and relevant competent tax authority (“Taxes Payable”). If the Minority Vendor is a natural person, the Transferee shall have the right to withhold all or part of the Taxes Payable on behalf of the Minority Vendor, and the Minority Vendor shall take all necessary actions and execute all necessary documents to provide cooperation; if the Transferee performs the withholding obligation, the Transferee shall have the right to withhold and pay the relevant Taxes Payable with respect to the Consideration and shall only pay the Consideration after the deduction of Taxes Payable; if the Transferee is unable to withhold any Taxes Payable for the Minority Vendor due to reasons not attributable to the Transferee, the Transferee shall have no obligation to make any payment (including but not limited to the Consideration) to the Minority Vendor under this Agreement before the Minority Vendor provides the Transferee with the tax payment receipt evidencing the payment of all due taxes, even if the conditions under Section 6 have been satisfied. After the Minority Vendor provides the Transferee with the tax payment receipt evidencing the payment of the Taxes Payable, the Transferee shall pay the relevant amount to the Minority Vendor within 10 business days after the satisfaction of all the conditions set forth in Section 6 hereof.

10.

If either Party (the “Breaching Party”) is in breach of this Agreement, the Breaching Party shall indemnify and hold harmless the other Party (the “Non-breaching Party”), in which case, the Breaching Party shall indemnify the Non-breaching Party for any loss, damage, liability, cost or expense incurred as a result of such breach, including but not limited to any reasonable litigation/arbitration costs and attorney’s fees.

11.

This Agreement shall come into effect on the execution date of this Agreement and shall be terminated on the termination date of the Founding Vendors Agreement. For the avoidance of doubt, if the closing of the First Instalment fails to occur within 9 months after the execution of the Founding Vendors Agreement (or a longer period as the Founder and the Investor may otherwise agree in writing) (including but not limited to that the closing of the First Instalment fails to take place because the percentage of shares aggregately transferred to the Transferee did not exceed 51%), the Transferee shall be entitled to terminate this Agreement. After the termination of this Agreement, the Parties shall restore the status of the Parties to the status when this Agreement is executed (including the refund of the price received under this Agreement to the Transferee, the completion of the relevant registrations and procedures relating to the return of the transferred Shares to the Minority Vendor with Guangzhou Equity Exchange, etc.) based on the principles of fairness, reasonableness, honesty and credibility.

The Share Transfer Information of the Minority Vendors

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
1.	Zhuhai Chenying Equity Investment Partnership (Limited Partnership)	3,086,072	295,113,810.68	/
2.	Ningbo Debang Growth Investment Partnership (Limited Partnership)	2,575,622	246,300,677.14	/
3.	Li Yunman	2,535,596	242,473,084.85	/
4.	Ding Shaohong	2,386,115	228,178,568.22	/
5.	Ningbo Debang Growth Phase II Investment Partnership (Limited Partnership)	2,331,718	222,976,710.98	/
6.	Zhu Yu	1,497,837	143,234,631.22	/
7.	Ningbo Debang Growth Phase III Investment Partnership (Limited Partnership)	1,106,049	105,768,865.79	/
8.	Zhuhai Xuanying Equity Investment Partnership (Limited Partnership	1,016,420	97,197,855.22	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
9.	Ren Guifang	1,003,230	95,936,526.53	/
10.	Jiang Haiping	995,634	95,210,138.90	/
11.	Li Zhongmin	960,000	91,802,543.25	/
12.	Meng Qingxin	923,400	88,302,571.29	/
13.	Chen Weijie	872,440	83,429,386.29	/
14.	Zhong Wenyi	848,015	81,093,680.95	/
15.	Liu Yanlan	843,075	80,621,280.37	/
16.	Li Yong	840,077	80,334,588.67	There is one additional condition precedent to the closing in relation to Li Yong’s transfer of shares, which is that he has resigned from his position as director, supervisor, or senior management of the Target Company and the Listed Company for no less than 6 months and there has been no selling restrictions in relation to the target shares held by him.
17.	Yang Chongjun	827,604	79,141,825.01	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
18.	Zhou Qiulan	801,164	76,613,429.96	/
19.	Lu Weiqing	799,403	76,445,029.67	/
20.	Mao Dabing	720,000	68,851,907.44	/
21.	Niu Huizhen	710,778	67,970,029.26	/
22.	Shi Wen	690,077	65,990,441.29	/
23.	Yu Xilai	683,605	65,371,539.15	/
24.	Cao Zhongyu	682,290	65,245,788.79	/
25.	Yan Xuefeng	680,077	65,034,164.80	/
26.	Zhang Xueyuan	590,336	56,452,443.93	/
27.	Deng Xiaobo	576,250	55,105,432.86	/
28.	Luo Xingling	530,000	50,682,654.09	/
29.	Wang Xiaoyu	478,135	45,722,926.06	/
30.	Liu Lihua	460,000	43,988,718.64	/
31.	Liu Meisong	451,915	43,215,569.10	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
32.	Ye Fen	413,287	39,521,664.26	/
33.	Yu Xianchun	398,430	38,100,924.28	/
34.	Qiu Fusheng	391,173	37,406,954.43	/
35.	Wei Biao	390,954	37,386,011.97	/
36.	Qiu Yuyong	375,935	35,949,780.31	/
37.	Gao Xiaoqiong	370,000	35,382,230.21	/
38.	Yu Dapeng	344,185	32,913,602.45	/
39.	Zhou Xuezhen	334,280	31,966,410.58	/
40.	Wang Bin	320,000	30,600,847.75	/
41.	Changxing Mingjun Enterprise Management Consulting Studio	307,800	29,434,190.43	/
42.	Zhang Xuemei	293,360	28,053,327.18	/
43.	Shi Huiying	275,255	26,321,988.59	/
44.	Liu Jianqing	261,800	25,035,318.57	/
45.	Shi Kunxiang	255,812	24,462,700.20	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
46.	Ningbo Meishan Baoshui Area Deppon Changqing Phase IV Investment Partnership (limited partnership)	249,365	23,846,188.75	/
47.	Zhang Qijie	245,168	23,444,839.50	/
48.	Pu Jiayao	215,483	20,606,132.74	/
49.	Zhou Qing	209,148	20,000,331.58	/
50.	Zhang Xiaobo	203,512	19,461,374.15	/
51.	Li Yandong	193,521	18,505,958.30	/
52.	Xiong Wei	184,675	17,660,036.12	/
53.	Wang Xueren	183,920	17,587,837.24	/
54.	Kang Bo	180,964	17,305,161.91	/
55.	Qiu Wentong	170,850	16,337,983.87	/
56.	Liang Deqi	153,864	14,713,652.62	/
57.	Wang Jing	150,000	14,344,147.38	/
58.	Cui Weifang	150,000	14,344,147.38	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
59.	Sun Guangsheng	149,863	14,331,046.40	/
60.	Wu Baoguo	143,900	13,760,818.72	/
61.	Zhang Jie	143,680	13,739,780.64	/
62.	Ou Changhong	140,460	13,431,859.61	/
63.	Huang Zhaohong	140,000	13,387,870.89	/
64.	Liu Zhigang	132,645	12,684,529.53	/
65.	Hu Yanhong	125,540	12,005,095.08	/
66.	Li Jianxiong	117,780	11,263,024.53	/
67.	Liang Jianfei	117,282	11,215,401.96	/
68.	Wu Yanli	112,897	10,796,074.71	/
69.	Qiu Junjiang	110,000	10,519,041.41	/
70.	Feng Haibing	100,000	9,562,764.92	/
71.	Xu Wei	98,603	9,429,173.10	/
72.	Jiang Kaiyong	97,730	9,345,690.16	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
73.	Song Rongjun	93,577	8,948,548.53	/
74.	Niu Xiaoyue	92,340	8,830,257.13	/
75.	Wang Wanyou	92,340	8,830,257.13	/
76.	Gao Xiaoping	91,472	8,747,252.33	/
77.	Liu Guojun	90,020	8,608,400.98	/
78.	Li Keju	90,000	8,606,488.43	/
79.	Lu Ning	86,662	8,287,283.34	/
80.	Zhang Wencong	83,317	7,967,408.85	/
81.	Guo Zhiguang	82,908	7,928,297.14	/
82.	Zhang Chun	80,000	7,650,211.94	/
83.	Zhong Changhua	77,913	7,450,637.03	/
84.	Guo Jingang	73,663	7,044,219.52	/
85.	Wang Xiulian	72,625	6,944,958.02	/
86.	Song Jie	72,340	6,917,704.14	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
87.	Yin Chengdong	70,000	6,693,935.45	/
88.	Kuang Zhuran	68,120	6,514,155.46	/
89.	Ma Anping	62,340	5,961,427.65	/
90.	Yuan Yongjuan	62,320	5,959,515.10	/
91.	He Yuanlong	61,560	5,886,838.09	/
92.	Qiu Tao	61,560	5,886,838.09	/
93.	Xu Yi	61,560	5,886,838.09	/
94.	Guo Zongxiang	61,249	5,857,097.89	/
95.	Liang Jie	60,000	5,737,658.95	/
96.	Mao Gongtao	60,000	5,737,658.95	/
97.	Liu Hongqing	59,008	5,642,796.33	/
98.	Meng Bao	58,799	5,622,810.15	/
99.	Zhu Yinghao	58,255	5,570,788.71	/
100.	Ren Luwen	55,871	5,342,812.39	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
101.	Muo Gongfa	55,860	5,341,760.49	/
102.	Huang Kailong	55,000	5,259,520.71	/
103.	Yang Chongming	53,081	5,076,011.25	/
104.	Wang Wei	51,560	4,930,561.59	/
105.	Li Yangshe	51,279	4,903,690.22	/
106.	Zhang Jun	50,458	4,825,179.92	/
107.	Zeng Zuosheng	50,458	4,825,179.92	/
108.	He Yuantao	50,000	4,781,382.46	/
109.	Wang Wei	50,000	4,781,382.46	/
110.	Zhang Jincheng	47,128	4,506,739.85	/
111.	Li Dongsheng	41,560	3,974,285.10	/
112.	Li Yingqing	41,560	3,974,285.10	/
113.	Luo Guangfeng	41,560	3,974,285.10	/
114.	Zhang Feng	40,674	3,889,559.00	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
115.	Han Xiyou	40,000	3,825,105.97	/
116.	Li Dongliang	40,000	3,825,105.97	/
117.	Hong Chaojie	40,000	3,825,105.97	/
118.	Liang Desheng	40,000	3,825,105.97	/
119.	Wu Yong	40,000	3,825,105.97	/
120.	Liu Renchao	40,000	3,825,105.97	/
121.	A Yunshun	40,000	3,825,105.97	/
122.	Wang Xiaofei	40,000	3,825,105.97	/
123.	Lin Kai	39,875	3,813,152.51	/
124.	Pi Shenping	38,000	3,633,850.67	/
125.	Ye Hanwen	37,648	3,600,189.74	/
126.	Xu Yuhan	34,274	3,277,542.05	/
127.	Duan Jianshe	32,927	3,148,731.61	/
128.	Wu Wanfeng	32,340	3,092,598.18	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
129.	Qiu Liangren	31,160	2,979,757.55	/
130.	Huang Jianyong	30,780	2,943,419.04	/
131.	Wu Xiaogang	30,780	2,943,419.04	/
132.	Yang Yongying	30,284	2,895,987.73	/
133.	He Wenbin	30,000	2,868,829.48	/
134.	Huang Huan	30,000	2,868,829.48	/
135.	Su Jiabin	30,000	2,868,829.48	/
136.	Liang Ruijie	30,000	2,868,829.48	/
137.	Wang Huazhong	29,504	2,821,398.16	/
138.	Li Junjie	29,152	2,787,737.23	/
139.	Lai Jianzhao	28,301	2,706,358.10	/
140.	Liu Liangwu	27,189	2,600,020.15	/
141.	Cai Zhishou	26,170	2,502,575.58	/
142.	Wu Haipeng	25,000	2,390,691.23	/

No.	Name of the Minority Vendors	Number of Shares	Consideration (RMB)	Note
143.	Liu Weijun	22,130	2,116,239.88	/
144.	Wang Xiangyang	21,064	2,014,300.80	/
145.	Chen Songfeng	20,780	1,987,142.55	/
146.	Zeng Yongping	20,310	1,942,197.56	/
147.	Zhang Yi	20,000	1,912,552.98	/
148.	Xia Guoqing	20,000	1,912,552.98	/
149.	Li Zhiqiang	15,956	1,525,834.77	/
150.	Xiong Shanshan	15,647	1,496,285.83	/
151.	Peng Yunhua	10,000	956,276.49	/
152.	Liang Shujun	5,000	478,138.25	/
153.	Yang Biao	5,000	478,138.25	/
Total		46,295,323	4,427,112,908.38	/